                                  Exhibit 23.1



                       CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-00000) pertaining to the Citizens Financial Corporation 1999 Stock Option Plan of our report dated March 25, 1999, with respect to the consolidated financial statements and schedules of Citizens Financial Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.






                                        /S/Ernst & Young LLP

Louisville, Kentucky
August 30, 1999